SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: January 4, 2005

                               Shelron Group, Inc.
                               -------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

          0-31176                                        04-2965425
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(Commission File Number)                     (IRS Employer Identification No.)


29 Broadway, New York, New York                           10006
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: 516-620-6794

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Item 3.02.  Unregistered Sales of Equity Securities

         On January 4, 2005, the Registrant entered into and consummated the sale of 18,500,000 shares of its common stock to an accredited investor for proceeds of $1.5 million, in accordance with the terms of a subscription agreement, dated January 4, 2005. Pursuant to the terms of the subscription agreement, the Registrant has agreed file a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares within 90 days of the closing date.

         The shares were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SHELRON GROUP, INC.

                                      By: /s/ Eliron Yaron
                                         -------------------------------------
                                            Name:  Eliron Yaron
                                            Title: President
Dated: January 5, 2005